Exhibit 10.04

                                 PROMISSORY NOTE


$25,500,000.00                                                       May 9, 2002

         FOR VALUE RECEIVED, the undersigned, Mid-Power Service Corporation, a Nevada corporation, and Mid-Power Resource Corporation, a Nevada corporation and wholly-owned subsidiary of Mid-Power Service Corporation (together, "Makers"), with their principal executive offices located at 3800 Howard Hughes Parkway, Suite 860, Las Vegas, Nevada 89109, jointly and severally, promise to pay to the order of SCRS Investors, LLC, a Delaware limited liability company ("Holder"), the principal sum of TWENTY-FIVE MILLION, FIVE HUNDRED THOUSAND DOLLARS ($25,500,000.00), or such lesser amount as has been advanced by Holder to Makers pursuant to the Loan Agreement of even date herewith (the "Loan Agreement") by and between Makers and Holder, together with interest on funds on the amount actually advanced from and after the date of such respective advances at 10% per annum.

         1. Loan Agreement. This Note is being issued pursuant to, and is entitled to the benefits of, the Loan Agreement. All of the terms and conditions of the Loan Agreement are hereby incorporated by reference, including, without limitation, provisions with respect to prepayments, acceleration, defaults and remedies.

         2. Security for Payment. In accordance with the Loan Agreement, Makers have provided certain security for payment of the Note and the obligation evidenced thereby. Reference is made to the security agreements executed by Makers for a description of the nature and extent of the liens, encumbrances and security interests provided thereby and the rights of Holder in respect thereto.

         3. Payment. All amounts advanced by Maker to Holder under the Loan Agreement shall be repayable, with interest at 10% per annum on the amount actually advanced from and after the date of such respective advances, in 20 consecutive equal quarterly payments of principal and interest, commencing on the last day of December 2007 and continuing on the last day of each calendar quarter thereafter, until December 31, 2012, at which time all unpaid principal and accrued but unpaid interest shall be paid in full.

         4. Time and Place of Payment. Payments of principal and interest due and payable hereunder shall be made to Holder at its offices at 3800 Howard Hughes Parkway, Suite 860, Las Vegas, Nevada 89109, or at such other place as Holder shall have designated to Makers in writing.

         5. Prepayment. This Note may be prepaid, in whole or in part, at any time by Makers without premium or penalty. Simultaneously with any repayment in full of this Note, Holder shall deliver to Makers a receipt for such payment, together with the original executed copy of this Note, which shall be marked cancelled.

         6. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder: (a) Makers shall fail to pay, as and when due, any principal of or accrued interest under this Note within five days after the date on which such payment is due; (b) Makers shall fail to comply with any material provision of the Loan Agreement, this Note or any of the other security agreements executed in connection with the Loan Agreement, which failure shall remain uncured for a period of 30 days

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or more after Makers have received notice thereof; (c) any representation or warranty made by Makers in the Loan Agreement, this Note or any of the other security agreements executed in connection with the Loan Agreement shall fail to be true and correct in all material respects; (d) Makers shall make an assignment for the benefit of creditors; (e) an order, judgment or decree shall be entered adjudicating Makers, or either of them, bankrupt or insolvent; or (f) Makers, or either of them, shall commence proceedings under any bankruptcy or insolvency laws, or a third party shall commence such proceedings against Makers, or either of them, and such proceedings shall not be dismissed within 90 days after commencement.

         7. Conversion.

                  (a) Conversion of Note. At any time, Holder shall have the right, at Holder's option, to convert the principal and accrued interest on this Note, in whole or in part, into common stock, par value $0.001, of Mid-Power Service Corporation ("Conversion Stock"), at a price of $1.50 per share, subject to adjustment as provided below ("Note Conversion Price"). Conversion under this section shall occur only upon surrender of this Note for conversion at the principal offices of Mid-Power Service Corporation, accompanied by a written notice of election to convert, provided, however, that pursuant to the limitations set forth in that certain promissory note in the aggregate principal amount of $10,000,000 dated as of June 13, 2002, made and delivered by Makers, as makers, to Edward Mike Davis ("Davis"), as payee (the "Davis Note"), as part of the merger consideration under that certain "Acquisition Agreement and Plan of Merger" dated as of June 14, 2002, by and between Makers, Red Star, Inc., a Nevada corporation, and for the limited purposes set forth therein, Davis, a copy of which has been delivered to Payee and to which this Note is subject, Holder shall not have any right to convert any principal of or interest accrued under the Note if, upon such conversion:

                  (i) at any time before the Davis Note is paid in full, Holder would have the right to receive any more than 3,666,667 shares of Conversion Stock hereunder;

                  (ii) at any time after the Davis Note is paid in full and before June 13, 2003, the issuance of such Conversion Stock would cause the ownership of Davis to become less than fifty-one percent (51%) of the ownership, beneficial or legal, of Mid-Power Service Corporation; or

                  (ii) at any time after June 13, 2003, and before the close of business on June 13, 2007, the issuance of such Conversion Stock would cause the ownership of Davis to become less than thirty-six percent (36%) of the ownership, beneficial or legal, of Mid-Power Service Corporation; save and except, in each case, such conversion has been consented to in writing by Davis, in his sole and absolute discretion.

                  (b) Conversion in the Event of Prepayment or Payment of Note. At such time that Makers have funds immediately available and elect to pay the entire principal balance and accrued interest (whether as a prepayment or payment at or after maturity of this Note), Holder shall have the option to convert the Note into Conversion Stock at the Note Conversion Price on or before 15 days from the receipt of notice of Makers' election to pay off the Note. Holder shall have no obligation to accept any payment less than the entire principal balance, plus accrued interest.

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                  (c) Certain Transactions. Makers shall give written notice to
         Holder of any "Change of Control Transaction" at least 20 business days prior to the date on which such Change of Control Transaction shall take place. Prior to the closing of such Change of Control Transaction, Makers shall, at Holder's election, either repay all unpaid principal and interest under this Note or convert this Note into Conversion Stock at the Note Conversion Price, subject to the limitations set forth herein.

                  (d) Issuance of Conversion Stock. As soon as practicable after conversion of this Note, Mid-Power Service Corporation, at its expense, will cause to be issued in the name of and delivered to Holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of Mid-Power Service Corporation), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made under this section 6 and immediately prior to the close of business on the date that the Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Note. If, upon any conversion of this Note, a fraction of a share would otherwise result, then, in lieu of such fractional share, Mid-Power Service Corporation will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

                  (e) Adjustment of Number of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

                           (i)      Adjustment for Stock Splits, Stock
                                    Dividends, Recapitalization, etc. In the event that Mid-Power Service Corporation shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of Mid-Power Service Corporation's capital stock, then, and in each such case, Holder, upon conversion of this Note at any time after Mid-Power Service Corporation shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion on the Conversion Date, the right to receive the securities of Mid-Power Service Corporation to which Holder would have been entitled if Holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

                           (ii) Adjustment for Dividends and Distributions. In the event that Mid-Power Service Corporation shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this
                                    Note) that is payable in securities of
                                    Mid-Power Service Corporation, other than

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                                    capital stock, or any other assets, then,
                                    and in each such case, Holder, upon
                                    conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of Mid-Power Service Corporation to which Holder would have been entitled upon such date if Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                           (iii)    Adjustment for Reorganization,
                                    Consolidation, Merger. In the event of any reorganization not considered a Change of Control Transaction of Mid-Power Service Corporation (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, Mid-Power Service Corporation (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and such transaction is not considered a Change of Control Transaction, then, and in each such case, Holder, upon the conversion of this Note (as provided in this section 6) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if Holder had converted this
                                    Note immediately prior thereto, all subject to further adjustment as provided in this section 6, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than Mid-Power Service Corporation) shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                           (iv) Conversion of Stock. In the event that all of the authorized Conversion Stock of Mid-Power Service Corporation is converted, pursuant to its articles of incorporation, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then Holder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which Holder would have been entitled to receive upon the Termination Date if Holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

                           (v) Notice of Adjustments. Mid-Power Service Corporation shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of

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                                    this Note, by first class mail, postage
                                    prepaid, to Holder of this Note at Holder's address as shown on Mid-Power Service Corporation's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                           (vi) No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

                           (vii) Reservation of Stock. Mid-Power Service Corporation has taken all necessary corporate action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued common stock or other securities shall not be sufficient to effect the conversion of this Note, then Mid-Power Service Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued common stock or other securities as shall be sufficient for such purpose.

                  (f) Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid, and nonassessable.

                  (g) No Rights or Liabilities as Stockholder. This Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of Mid-Power Service Corporation. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of Mid-Power Service Corporation for any purpose.

                  (h) Corporate Action; No Impairment. Makers will not, by amendment of their articles of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, or as reasonably requested by Holder, in order to protect the rights of Holder under this Note against wrongful impairment.

         8. Notice. Any notice, presentation or demand to or upon Makers in respect of this Note shall be given in writing and shall be deemed to be duly made (a) if personally delivered with receipt acknowledged, (b) if mailed by registered or certified mail, first class postage prepaid, and return receipt requested, (c) if delivered by a nationally recognized overnight courier service, or (d) if transmitted by confirmed fax, in each case, to the address set forth above or, if any other address shall be designated for this purpose by Makers in writing to Holder, to such other address.

         9. Organization. Holder recognizes and acknowledges that each Maker is a corporation formed under the laws of the state of Nevada, and that no past, present or future directors, officers, employees, agents or representatives of Makers shall have any personal liability for any obligation whatsoever or howsoever arising (including, without limitation, under contract or in tort or equity) under or with respect to this Note or applicable law. Holder shall not
(a) assert or seek to assert any claim against, (b) name in any civil action or proceeding or arbitration, or (c) seek or obtain any judgment, order or decree

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

against any director, officer, employee, agent or representative of Makers, their successors or assigns, or any of their respective properties or assets.

         10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Nevada.

         IN WITNESS WHEREOF, Makers have duly executed this Note on the day and year first above written.

                                         Mid-Power Service Corporation


                                         By:  /s/ James W. Scott
                                             -----------------------------------
                                         Name:  James W. Scott
                                         Title: President

Scrs.promissorynote.050902.2

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

STATE OF NEVADA                     )
                                    :   ss.
COUNTY OF CLARK                     )

         I, a notary of said county and state, do certify that James W. Scott, who signed the instrument above bearing the date of May 9, 2002, on behalf of Mid-Power Service Corporation, a Nevada corporation, has this day in my said county, before me, acknowledged the said instrument to be the act and deed of said company.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal in the City of Las Vegas, County of Clark, State of Nevada, this 25th day of June, 2002.

                                     /s/ Susana D. McGee
                                    --------------------------------------------
                                    Notary Public in and for the State of Nevada

Printed Name: Susana D. McGee
Address of Notary Public:
3800 Howard Hughes Pkway
Ste 860
Las Vegas, NV 89109
My Commission Expires: Nov. 15, 2005

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

                                         Mid-Power Resource Corporation


                                         By: /s/ James W. Scott
                                             ---------------------------------
                                         Name:  James W. Scott
                                         Title: President


STATE OF NEVADA                     )
                                    :   ss.
COUNTY OF CLARK                     )

         I, a notary of said county and state, do certify that James W. Scott, who signed the instrument above bearing the date of June 25, 2002, on behalf of Mid-Power Resource Corporation, a Nevada corporation, has this day in my said county, before me, acknowledged the said instrument to be the act and deed of said company.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal in the City of Las Vegas, County of Clark, State of Nevada, this 25th day of June, 2002.

                                     /s/ Susana D. McGee
                                    --------------------------------------------
                                    Notary Public in and for the State of Nevada

Printed Name: Susana D. McGee
Address of Notary Public:
3800 Howard Hughes Pkway
Ste 860
Las Vegas, NV 89109
My Commission Expires: Nov. 15, 2005

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